Exhibit 99.1
From:	Hifn, Inc.
750 University Avenue Los Gatos, CA 95032

Contact:	William R. Walker, Vice President and Chief Financial Officer
408-399-3537
wwalker@hifn.com

Hifn Reports Revenues and Earnings for Second Quarter Fiscal 2007

LOS GATOS, Calif., April 19, 2007 - Hifn™ (NASDAQ: HIFN) today reported financial results for the second quarter and six months ended March 31, 2007.

Revenues for the second quarter of fiscal 2007 were $11.0 million, an increase of 18 percent from the $9.3 million in revenues reported in the previous quarter and a decrease of six percent from the $11.7 million in revenues reported in the second quarter of fiscal 2006. Revenues for the six months ended March 31, 2007 were $20.3 million, a decrease of nine percent from the $22.4 million reported for the six months ended March 31, 2006.

Net loss for the second quarter ended March 31, 2007, on a generally-accepted accounting principles basis (GAAP), was $707,000, or a loss of $0.05 per share, which includes stock-based compensation expense of $544,000. Non-GAAP net loss, excluding stock-based compensation expense, for the second quarter of fiscal 2007 was $163,000, or $0.01 per share. Net loss for the second quarter ended March 31, 2006, on a GAAP basis, was $2.5 million, or a loss of $0.18 per share, which includes stock-based compensation expense of $267,000. Non-GAAP net loss, excluding stock-based compensation expense, for the second quarter of fiscal 2006 was $2.2 million, or a loss of $0.16 per share.

Net loss for the six months ended March 31, 2007, on a GAAP basis, was $3.4 million, or a loss of $0.24 per share, which includes stock-based compensation expense of $987,000. Non-GAAP net loss, excluding stock-based compensation expense, for the six months ended March 31, 2007 was $2.4 million, or $0.17 per share. Net loss for the six months ended March 31, 2006, on a GAAP basis, was $4.2 million, or a loss of $0.31 per share, which includes stock-based compensation expense of $474,000. Non-GAAP net loss, excluding stock-based compensation expense, for the six months ended March 31, 2006 was $3.7 million, or a loss of $0.27 per share.

    “We saw a number of highlights this quarter, notably the continued growth of our sub-system board business and the return of Cisco, our key customer, to historic revenue levels.” said Albert E. Sisto, Chairman and CEO. “In November we renewed the focus of our entire organization on significantly improving our execution and

Hifn Second Quarter Fiscal Year 2007
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our operating performance. The results we announced today are a clear indication that we're on track, and that our customers and partners are embracing and endorsing our products," Sisto continued. “In the second quarter we produced quarter-over-quarter revenue growth which is tied to market acceptance of our new products. Additionally, our operating expenses were lower as a direct result of bringing our R&D costs down by successfully implementing our engineering services strategy. We have more work to do, but the Company is improving its execution and moving towards sustained growth and profitability.”

Hifn management will hold a conference call to discuss these results today, April 19, 2007 at 1:30 p.m. Pacific Daylight Time (PDT). Those wishing to join should dial 800-509-8613 (domestic U.S.) or 706-679-4544 (international) at approximately 1:15 p.m. Playback of the conference call will be available from 5 p.m. (PDT) on Thursday, April 19, 2007 through 5 p.m. (PDT) on Sunday, April 22, 2007 and may be accessed by calling 800-642-1687, pass code 4057338. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn’s corporate website at http://www.hifn.com.

About Hifn

Hifn powers network and information security. Leveraging over a decade of leadership and expertise in data encryption and compression, we are a trusted partner to industry innovators for whom security is critical to their success. With the majority of secure global communications flowing through Hifn technology, the convergence of security, storage and assured access drives our product roadmap forward. We will continue as the first resource for the toughest security requirements because we anticipate as we innovate in a field that leaves no margin for error. Hifn sets the industry standards and technology firsts to secure, compress and assure information wherever needed. For more information, please visit: www.hifn.com.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company’s future financial performance including statements related to a strategy to significantly improve our execution and operating performance, moving towards sustained growth and profitability, and the statement that we will continue as the first resource of the toughest security requirements, are all forward-looking statements within the meaning of the Safe Harbor. There are several factors that may cause actual results to differ materially from those contemplated by the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers; customer demand and customer ordering patterns; orders from Hifn’s customers may be below the company’s current expectations; and the economic slowdown impacting the technology sector may continue longer than expected. Additional risks include: risks associated with the success of Hifn’s ongoing technology development efforts; Hifn’s ability to successfully integrate new technology into products in a cost-effective manner; Hifn’s ability to effect its current strategy and to effectively control expenses; the timing of Hifn’s new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not be achieved due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn’s new products. These and other risks are detailed from time to time in

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Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Hifn is providing non-GAAP net loss and non-GAAP net loss per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally-accepted accounting principles and may be different from pro forma measures used by other companies. We believe that presenting net loss and net loss per share excluding stock-based compensation expense is useful to management and investors as it provides a more meaningful understanding of our ongoing operating performance and also facilitates comparison of operating trends across reporting periods. Hifn management uses these measures for viewing the financial results of Hifn. These non-GAAP measures should not be viewed as a substitute for Hifn’s GAAP results.

Hi/fn® is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

Hifn Second Quarter Fiscal Year 2007
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HIFN, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006

Net revenues	$11,029	$11,719	$20,298	$22,391

Costs and operating expenses:
Cost of revenues	3,596	4,114	6,800	7,811
Research and development	3,101	6,108	7,420	11,184
Sales and marketing	2,117	1,993	3,939	3,794
General and administrative	2,658	1,664	5,100	3,119
Amortization of intangibles	738	797	1,475	1,594
	12,210	14,676	24,734	27,502
Loss from operations	(1,181)	(2,957)	(4,436)	(5,111)
Interest and other income, net	490	454	980	869
Loss before income taxes	(691)	(2,503)	(3,456)	(4,242)
Provision for (benefit from) income taxes	16	7	(47)	(70)
Net loss	$(707)	$(2,510)	$(3,409)	$(4,172)

Net loss per share, basic and diluted	$(0.05)	$(0.18)	$(0.24)	$(0.31)

Weighted average shares outstanding, basic and diluted	13,973	13,720	13,960	13,667

Note: Net loss for the three and six months ended March 31, 2007 includes stock-based compensation expense of $544,000 and $987,000. The following table sets forth a reconciliation of net loss and net loss per share on a non-GAAP basis, which excludes stock-based compensation expense, to GAAP net loss and net loss per share, for the three and six months ended March 31, 2007 and 2006 as follows (in thousands, except per share amounts):

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006

Net loss excluding stock-based compensation expense (non-GAAP)	$(163)	$(2,243)	$(2,422)	$(3,698)
Stock-based compensation expense	(544)	(267)	(987)	(474)
Net loss (GAAP)	$(707)	$(2,510)	$(3,409)	$(4,172)

Basic and diluted net loss per share, excluding stock-based compensation expense (non-GAAP)	$(0.01)	$(0.16)	$(0.17)	$(0.27)
Stock-based compensation expense per share	(0.04)	(0.02)	(0.07)	(0.04)
Basic and diluted net loss per share (GAAP)	$(0.05)	$(0.18)	$(0.24)	$(0.31)

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HIFN, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (unaudited)

	March 31, 2007	September 30, 2006

ASSETS

Current assets:
Cash & short-term investments	$36,675	$38,777
Accounts receivable, net	6,478	4,614
Inventories	2,242	2,028
Prepaid expenses and other current assets	1,440	1,571
Total current assets	46,835	46,990

Property and equipment, net	2,249	2,356
Intangibles and other assets, net	6,850	8,130
	$55,934	$57,476

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,415	$1,672
Accrued expenses and other current liabilities	4,962	5,119
	7,377	6,791
Stockholders’ equity:
Common stock	14	14
Paid-in capital	167,374	166,100
Accumulated other comprehensive loss	6	(1)
Accumulated deficit	(114,584)	(111,175)
Treasury stock, at cost	(4,253)	(4,253)
	48,557	50,685
	$55,934	$57,476